                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                       13-2740599
               --------                                       ----------
 (State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)


         World Financial Center
         North Tower
         250 Vesey Street
         New York, New York                                      10281
         ----------------------                                ----------
(Address of principal executive offices)                       (Zip Code)

If this form relates to the                    If this form relates to the
registration of a class of securities          registration of a class of
pursuant to Section 12(b) of the               securities pursuant to Section
Exchange Act and is effective pursuant         12(g) of the Exchange Act and is
to General Instruction A.(c), please           effective pursuant to General
check the following box. [X]                   Instruction A.(d), please check
                                               the following box. [_]


Securities Act registration statement file number to which this form relates:
333-44173
---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Merrill Lynch EuroFund Market                     American Stock Exchange
Index Target-Term SecuritiesSM
Due February , 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                               (Title of class)

/SM/ "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.
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Item 1.   Description of Registrant's Notes to be Registered.
          --------------------------------------------------

          The description of the general terms and provisions of the Merrill Lynch EuroFund Market Index Target-Term SecuritiesSM ("MITTS(R)") due February
, 2006 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated July 24, 1998, and the Prospectus dated January 29, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-59997 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
          --------

       99 (A) Preliminary Prospectus Supplement dated July 24, 1998, and Prospectus dated January 29, 1998, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

       99 (B)  Form of Note.

       99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

       99 (D)  Form of Supplemental Indenture to the 1983 Senior Indenture.**

            Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.



--------------------------
"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


** Exhibit 99(D) is incorporated by reference from Exhibit 4 (nnnnn) to Registrant's Registration Statement on Form S-3 dated July 28, 1998.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By:    /s/ Darryl W. Colletti
                                   --------------------------
                                         Darryl W. Colletti

                                         Assistant Secretary

Date:   August 28, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                    EXHIBITS
                                       TO
                         FORM 8-A DATED AUGUST 28, 1998

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.                                                     Page No.
----------                                                      -------

99 (A)      Preliminary Prospectus Supplement dated July
            24, 1998, and Prospectus dated January 29,
            1998 (incorporated by reference to
            registrant's filing pursuant to Rule 424 (b)).

99 (B)      Form of Note.

99 (C)      Copy of Indenture between Merrill Lynch & Co.,
            Inc. and The Chase Manhattan Bank, formerly
            Chemical Bank (successor by merger to
            Manufacturers Hanover Trust Company),
            dated as of April 1, 1983, as amended and restated.*

99 (D)      Form of Supplemental Indenture to the 1983
            Senior Indenture.**



----------------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


** Exhibit 99 (D) is incorporated by reference from Exhibit 4 (nnnnn) to Registrant's Registration Statement on Form S-3 dated July 28, 1998.

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